AMENDMENT TO INDEMNIFICATION AGREEMENT

THIS AMENDMENT TO INDEMNIFICATION AGREEMENT is entered into September 11, 2007 by and between Newpark Resources, Inc., a Delaware corporation (the “Company”) and Paul L. Howes (“Indemnitee”) to be effective as of September 1, 2007 (the “Effective Date”).

WHEREAS, Company and Indemnitee entered into an Indemnification Agreement (the “Agreement”), dated May 7, 2006; and

WHEREAS, Sections 2 of the Agreement provides that the Company shall obtain personal liability insurance providing coverage to the Indemnitee for actions taken as a director, officer, employee or agent of the Company and Section 3 of the Agreement provides that in the event such insurance policy could not be obtained or if the Company determines in good faith that the insurance policy was not reasonably available, the Company could, subject to the agreement of the Indemnitee, obtain and maintain a letter of credit in the amount of $3 million in favor of the Indemnitee; and

WHEREAS, the Company, with the approval of Indemnitee, arranged for a $3 million letter of credit in accordance with the requirements of the Agreement; and

WHEREAS, Indemnitee and the Company desire to amend the Agreement to remove the obligations contained Sections 2 and 3 of the Agreement regarding the Company’s responsibility for purchasing separate personal liability insurance or obtaining a $3 million letter of credit in lieu of such insurance.

NOW, THEREFORE, premises considered and in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.	Sections 2 and 3 of the Agreement are hereby deleted, effective as of the Effective Date and the Company shall have no further obligations to provide or maintain the personal liability insurance policy required pursuant to Section 2 of the Agreement or the letter of credit required pursuant to Section 3 of the Agreement.

2.	The remainder of the Agreement remains in full force and effect with no other changes.

3.	This Amendment to Indemnification Agreement may be executed in multiple counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Indemnification Agreement as of the date set forth above but effective for all purposes as of the Effective Date.

NEWPARK RESOURCES, INC.

By: /s/ Mark J. Airola
Mark J. Airola
Vice President, General Counsel and
Chief Administrative Officer

INDEMNITEE:

/s/ Paul L. Howes

Paul L. Howes